AMENDMENT TO LOAN AGREEMENT

This Amendment  to Loan Agreement (“Agreement”) is established and executed on August 15, 2024, involving Sky Century Investment, Inc., having its primary operations situated at 220 Emerald Vista Way #233, Las Vegas, NV 89144, USA, referred to herein as the “Borrower,” and Nataliia Petranetska, an individual holding the positions of President, Director and Treasurer, identified as the “Lender.”

RECITALS

WHEREAS, Lender and Borrower entered into a Loan Agreement dated on May 27, 2021 (the “Original Loan Agreement”); and

WHEREAS, the parties desire to amend the Original Loan Agreement to increase the Loan Amount (as defined in the Original Loan Agreement) from One Hundred Thousand U.S. Dollars ($100,000.00) to One Hundred Fifty Thousand U.S Dollars ($150,000.00), and to make certain other modifications as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree to amend the Original Loan Agreement as follows:

1.Amendment to Loan Amount

Section 1 “Loan Amount” of the Original Loan Agreement is hereby amended to read as follows:

“The Lender agrees to lend to the Borrower the total amount of One Hundred Fifty Thousand U.S. Dollars ($150,000.00) (the “Loan Amount”) upon the terms and conditions set forth in this Agreement.”

2.Amendment to Repayment Terms

In light of the increase in the Loan Amount, the repayment terms set forth in Section 3 “Loan Term” of the Original Loan Agreement shall remain unchanged. The parties agree that the current repayment schedule, payment amounts, and due dates will continue to apply as originally outlined in the Original Loan Agreement.

3.Interest Rate

The interest rate on the Loan Amount shall remain at 0% per annum, as specified in Section 2 “Interest Rate” of the Original Loan Agreement, and shall not be subject to change as a result of the increase in the Loan Amount.

4.Other Modifications

Except as specifically amended by this Amendment, all other terms, conditions, and provisions of the Original Loan Agreement shall remain in full force and effect.

5.Effective Date

This Amendment shall be effective as of the date first written above.

6.No Waiver

Nothing in this Amendment shall be deemed to waive, alter, or amend any of the other terms, covenants, or conditions of the Original Loan Agreement except as specifically set forth herein.

7.Counterparts

This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Lender:

Signature: /s/ Nataliia Petranetska

Nataliia Petranetska

Individual

Borrower:

Signature: /s/ Nataliia Petranetska

Nataliia Petranetska

President, CEO, Director & Treasurer

Sky Century Investment, Inc.